                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 2004

TO THE SHAREHOLDERS OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.:
     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Frozen Food Express Industries, Inc. (the "Company"), a Texas corporation, will be held on Thursday, April 29, 2004, at 3:30 p.m., Dallas, Texas time, at The City Club, 901 Main Street, 69th Floor, Dallas, Texas 75202 for the following purposes:

     1. To elect three Class III directors for a three-year term, and until their respective successors are elected and qualified;
     2. Considering and voting upon approval of an amendment to the Company's 2002 Incentive and Nonstatutory Option Plan, increasing the number of shares available for the grant of options from 850,000 to 1,700,000 shares; and
     3. Transacting such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     You are encouraged to attend the Annual Meeting in person. Directions to the Annual Meeting are printed on the outside back cover of this Proxy. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the accompanying proxy at your earliest convenience. A reply envelope is provided for this purpose, which needs no postage if mailed in the United States. Your immediate attention is requested in order to save your Company additional solicitation expense.
     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.
     Only shareholders of record at the close of business on March 19, 2004 (the "Record Date") are entitled to notice of and to vote at such meeting or any adjournment thereof.

                                            By Order of the Board of Directors


                                            /s/ Leonard W. Bartholomew

Dallas, Texas                               LEONARD W. BARTHOLOMEW
March 31, 2004                              Secretary

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
       Solicitation of Proxy--------------------------------------------      1

       Annual Report----------------------------------------------------      1

       Revocation of Proxy----------------------------------------------      1

       Quorum and Voting------------------------------------------------      2

       Outstanding Capital Stock; Principal Shareholders----------------      2

       Corporate Governance Principles and Board Matters----------------      3

       Director Compensation--------------------------------------------      7

       Nominees for Directors-------------------------------------------      8

       Approve of an Amendment to the Company's 2002
         Incentive and Nonstatutory Option Plan-------------------------     11

       Executive Compensation-------------------------------------------     14

       Compensation Committee Report on Executive Compensation----------     17

       Transactions with Management and Directors-----------------------     20

       Five-Year Shareholder Return Comparison--------------------------     21

       Independent Public Accountants-----------------------------------     21

       Report of the Audit Committee of the Board of Directors----------     22

       Section 16(a) Beneficial Ownership Reporting Compliance----------     23

       Shareholder Proposal at the 2005 Annual Meeting------------------     24

       Appendix A - Audit Committee Charter

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                            1145 EMPIRE CENTRAL PLACE
                                P. O. BOX 655888
                            DALLAS, TEXAS 75265-5888
                            TELEPHONE: (214) 630-8090

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 29, 2004

                             SOLICITATION OF PROXIES
     The accompanying proxy is solicited by the management of Frozen Food Express Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The City Club, 901 Main Street, 69th Floor, Dallas, Texas 75202, on the 29th day of April, 2004 at 3:30 p.m., Dallas, Texas time (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Annual Meeting are printed on the inside front cover of this Proxy. This Proxy Statement and accompanying proxy are being mailed or delivered to shareholders on or about March 31, 2004. Solicitations of proxies may be made by personal interview, mail, telephone, facsimile, electronic mail or telegram by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company's $1.50 par value Common Stock (the "Common Stock") held of record by such persons and may reimburse such forwarding expenses. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by the Company.

                                  ANNUAL REPORT
     The Company's Annual Report on Form 10-K covering the fiscal year ended December 31, 2003, including audited financial statements (the "Annual Report"), is also being mailed to the shareholders entitled to notice of and vote at the Annual Meeting in the envelope containing this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

                     SIGNATURES OF PROXIES IN CERTAIN CASES
     If a shareholder is a corporation, the accompanying proxy should be signed in its full corporate name by the President or another authorized officer, who should indicate his title. If a shareholder is a partnership, the proxy should be signed in the partnership name by an authorized person. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator. The executor or administrator should attach to the proxy appropriate instruments showing his or her qualification and authority. Proxies signed by a person as agent, attorney, administrator, executor, guardian or trustee should indicate such person's full title following his or her signature.

                               REVOCATION OF PROXY
     All shares represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by the giving of written notice to that effect to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

                                QUORUM AND VOTING
     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.
     Each shareholder will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 19, 2004 (the "Record Date"). A shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. With respect to the other proposal, a shareholder may, by checking the appropriate box on the proxy; (a) vote "FOR" the proposal; (b) vote "AGAINST" the proposal; or (c) "ABSTAIN" from voting on the proposal. Cumulative voting is not permitted.

                       ACTION TO BE TAKEN UNDER THE PROXY
     The accompanying proxy, if properly executed and returned, will be voted, unless otherwise specified thereon, (i) for the election of the three nominees named under "Nominees for Directors" below, (ii) for the approval of an amendment to the Company's 2002 Incentive and Non-Statutory Option Plan and
(iii) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof in accordance with the judgment of the proxies. The management of the Company does not know of any such other matter or business. Should any nominee named herein for the office of director become unable or be unwilling to accept nomination for or election to such position, the persons acting under the proxy will vote for the election, in his stead, of such other persons as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of common stock represented in person or by proxy at the Annual Meeting. Approval of the proposed amendment to the Company's 2002 Incentive and Non-Statutory Option Plan will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no affect in the election of directors. Broker non-votes will have no affect on the proposal to approve an amendment to the Company's Incentive and Non-Statutory Option Plan, and abstentions will have the same affect as a vote against such proposal.

                OUTSTANDING CAPITAL STOCK; PRINCIPAL SHAREHOLDERS
     At the close of business on the Record Date, there were outstanding and entitled to be voted 17,361,439 shares of Common Stock. The following table sets forth certain information, as of the Record Date, with respect to each person known to the management of the Company to be a beneficial owner of more than five percent of the outstanding Common Stock.

                                                         AMOUNT AND NATURE OF             PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)          OF CLASS
-----------------------------------------------------------------------------------------------------
Frozen Food Express Industries, Inc                            3,379,374                   19.46%
    401(k) Savings Plan
    ABN AMRO Trust Services Company
    161 N Clark Street, 10th Floor
    Chicago, IL  60601
Stoney M. Stubbs, Jr. (2)                                      1,776,095(3)                 9.93%
    158 Jellico Circle
    Southlake, TX 76092
Royce & Associates, Inc.                                       1,691,142(4)                 9.74%
    1414 Avenue of the Americas
    New York, NY 10019
Sarah M. Daniel(5)                                             1,444,280                    8.32%
    612 Linda
    El Paso, TX 79922
Lucile B. Fielder(5)                                           1,326,102                    7.64%
    104 South Commerce St.
    Lockhart, TX 78644
Dimensional Fund Advisors, Inc.                                1,082,479(6)                 6.23%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401

--------------------------------
(1) Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to all shares owned by him or her, and all shares are directly held by the person named.
(2) Mr. Stubbs holds, and has held for the past twenty-four years, the offices of Chairman of the Board, President and Chief Executive Officer of the Company and FFE Transportation Services, Inc. ("FFE").
(3) Includes 526,326 shares issuable pursuant to options exercisable by Mr. Stubbs within 60 days, 207,697 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 23,626 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
(4) Information concerning the number of shares owned by Royce & Associates, Inc. is as of October 31, 2003 and was obtained from a Schedule 13G dated February 3, 2004.
(5) Ms. Daniel has sole voting and dispositive power over 66,597 shares, which includes joint voting and dispositive power with her husband over 59,631 shares, and shared voting and dispositive power with Ms. Fielder over 1,323,332 shares owned by Weller Investment, Ltd. Ms. Fielder has sole voting and dispositive power over 2,770 shares, of which 730 shares are held as custodian for her daughter, and shared voting and dispositive power with Ms. Daniel over 1,323,332 shares owned by Weller Investment Ltd.
(6) Information concerning the number of shares owned by Dimensional Fund Advisors, Inc. is as of December 31, 2003 and was obtained from a Schedule 13G dated February 6, 2004.

                CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
     The Company is committed to having sound corporate governance principles. Having such principles is essential to running the Company's business efficiently and maintaining integrity in the marketplace. The Company's Code of Business Conduct and Ethics is available on the Internet at http://www.ffex.net/corporategovernance.

Board Independence
     The Company's Board of Directors (the "Board") has determined that each of our five non-employee directors has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the Nasdaq Stock Market, Inc. ("Nasdaq") director independence standards. Such directors are sometimes hereinafter referred to as "Independent Directors" and are identified in the table set forth below.

Consideration of Director Nominees
     Each Independent Director has the responsibility to periodically assess, develop and communicate with the full Board concerning the appropriate criteria for nominating and appointing directors, including the Board's size and composition, applicable listing standards and laws, individual director performance, expertise, experience, willingness to serve actively, number of other public and private company boards on which a director candidate serves, consideration of director nominees timely proposed by stockholders in accordance with the bylaws and other appropriate factors. Other specific duties and responsibilities of the Independent Directors as a group include but are not limited to: recommending to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders, identifying and recommending to the Board the appointees to be selected by the Board for service on the committees of the Board, retaining and terminating any search firm used to identify director candidates, overseeing an annual review of the performance of the full Board and performing any other activities the Board considers appropriate.

Procedures for Nominations by Shareholders
     The Company does not have a standing nominating committee or a committee performing similar functions. The board of directors believes that it is appropriate for the Company not to have such a committee because director nominees have historically been selected by the board of directors, a majority of which are considered independent. In accordance with the Nasdaq Stock Market Marketplace rules, a majority of the Company's independent directors will recommend director nominees for the board's selection. Because the Company does not maintain a standing nominating committee, it has no written charter; however, the Company has adopted the nomination policy described in this section by board resolution.
     The Independent Directors have adopted policies concerning the process for the consideration of director candidates by shareholders. The Independent Directors will consider director candidates submitted by shareholders of the Company. Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247:

     o The name and address of the shareholder submitting the candidate as it appears on the Company's books; the number and class of shares owned beneficially and of record by such shareholder and the length of period held; and proof of ownership of such shares;

     o    Name, age and address of the candidate;

     o A detailed resume describing, among other things, the candidate's educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

     o Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

     o A description of any arrangements or understandings between the recommending shareholder and such candidate;

     o A supporting statement which describes the candidate's reasons for seeking election to the Board of Directors, and documents his or her ability to satisfy the director qualifications; and

     o A signed statement from the candidate, confirming his or her willingness to serve on the Board of Directors.

     The Corporate Secretary will promptly forward such materials to the Independent Directors of the Company. The Secretary will also maintain copies of such materials for future reference by the Independent Directors when filling Board positions.
     If a vacancy arises or the Board decides to expand its membership, the Independent Directors will seek recommendations of potential candidates from a variety of sources (which may include incumbent directors, shareholders, the Corporation's management and third party search firms). At that time, the Independent Directors also will consider potential candidates submitted by shareholders in accordance with the procedures described above. The Independent Directors will then evaluate each potential candidate's educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Independent Directors seek to identify and recruit the best available candidates, and intend to evaluate qualified shareholder candidates on the same basis as those submitted by other sources.
     After completing this process, the Independent Directors will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Independent Directors will rank them by order of preference, depending on their respective qualifications and the Company's needs. The Independent Directors will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the Independent Directors. All such interviews will be held in person, and include only the candidate and the Independent Directors. Based upon interview results, the candidate's qualifications and appropriate background checks, the Independent Directors will then decide whether they will recommend the candidate's nomination to the full Board.

Shareholder Communications With the Board of Directors
     The Board of Directors has adopted the following procedures for shareholders to send communications to the Board or individual directors of the
Company:
     Shareholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Frozen Food Express Industries, Inc., 1145 Empire Central Place, Dallas, Texas 75247. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board and the Independent Directors will receive copies of all shareholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Independent Directors before disclosing or otherwise discussing the communication with the Chairman.
     The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes, and the Company also reserves the right to verify ownership status before forwarding shareholder communications to the Board of Directors.
     The Secretary of the Company will determine the appropriate timing for forwarding shareholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.
     Shareholders also have an opportunity to communicate with the Board of Directors at the Company's Annual Meeting of Shareholders. Absent unusual circumstances, directors are expected to attend all Annual Meetings of Shareholders. All directors attended the 2004 Annual Meeting of Shareholders.

Board Structure and Committee Composition
     Our Board has five independent directors, an Audit committee and a Compensation committee. The membership during 2003 and the function of each of the committees are described below. During 2003, the Board held five meetings. Each director attended at least 75% of all Board and applicable committee meetings.

---------------------------------------------------------------- ------------------- ------------------------
NAME OF INDEPENDENT DIRECTOR                                           AUDIT              COMPENSATION
---------------------------------------------------------------- ------------------- ------------------------

---------------------------------------------------------------- ------------------- ------------------------
Jerry T. Armstrong                                                    X
---------------------------------------------------------------- ------------------- ------------------------
W. Mike Baggett                                                       X                     X
---------------------------------------------------------------- ------------------- ------------------------
Brian R. Blackmarr                                                                          X*
---------------------------------------------------------------- ------------------- ------------------------
Leroy Hallman                                                         X*                    X
---------------------------------------------------------------- ------------------- ------------------------
T. Michael O'Connor                                                   X
---------------------------------------------------------------- ------------------- ------------------------
Number of Meetings in Fiscal 2003                                     8                     3
---------------------------------------------------------------- ------------------- ------------------------

X = Committee member; * = Chair

Audit Committee
     The Board has concluded that the Audit Committee is comprised only of Independent Directors and that Mr. Armstrong is the Audit Committee financial expert within the meaning of the Securities and Exchange Commission rules. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the independent auditors' qualifications and independence, the Company's compliance with legal and regulatory requirements and the Company's internal audit function and internal controls over financial reporting. The Audit Committee works closely with management as well as the Company's independent public accountants.
     The report of the Audit Committee is begins herein on page 22. The charter of the Audit Committee is attached hereto as Appendix A.

Compensation Committee
     The Compensation Committee issues a report annually on executive compensation for inclusion in the proxy statement and provides a general overview of the Company's compensation structure, including the Company's equity compensation and certain employee benefit plans. Other specific duties and responsibilities include reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives, approving and amending the Company's incentive compensation and stock option program and recommending compensation arrangements for the directors. The current report of the Compensation Committee is begins herein on page 17.

                              DIRECTOR COMPENSATION
     Directors who are not employees of the Company receive $1,000 for each meeting personally attended, $500 for each telephonic meeting attended and $500 for each committee meeting attended which is not on the same day as a Board meeting.
     The 1999 Non-Employee Director Stock Option Plan (the "Director Plan")is intended to advance the interests of the Company and its shareholders by attracting and retaining experienced and able non-employee Directors. Upon a non-employee Director's initial appointment or election to the Board, he or she is granted an option to purchase 9,375 shares of Common Stock. Upon reelection each non-employee Director is granted an option to purchase 1,875 shares of Common Stock.
     If a non-employee director has served for one or more years prior to the grant of an option, the option is immediately exercisable for one-seventh of the number of shares subject to the option for each full year such non-employee director has served. On each anniversary thereafter, one-seventh of the number of shares subject to the option become exercisable. Options expire if not exercised before the tenth anniversary of grant. Upon death, options become fully exercisable and may be exercised by the beneficiary under the option holder's will or the executor of such option holder's estate at any time prior to the second anniversary of his or her death. If an option holder ceases to be a director for any other reasons, the vested options may be exercised at any time prior to the second anniversary of the date he or she ceases to be a director. In no event, however, shall the period during which options may be exercised extend beyond the tenth anniversary of an option's grant. No shares from the exercise of the options may be sold by a director until the expiration of six months after the date of grant.
     Per-share stock option exercise prices are the greater of $1.50 or fifty percent (50%) of the fair market value of the Common Stock at the close of business on the day prior to the date of a stock option's grant. The exercise price may be paid in cash, check or shares of the Company's Common Stock. No option may be granted pursuant to the Director Plan after March 3, 2005. Grants are subject to adjustments to reflect certain changes in capitalization.
     On February 12, 2003, Mr. Jerry T. Armstrong, a non-employee Director, was appointed to the Board and was granted an option to purchase 9,375 shares with an exercise price of $1.50 per share.
     On April 24, 2003 each Independent Director was granted an option to purchase 1,875 shares with an exercise price of $1.50 per share.

                             NOMINEES FOR DIRECTORS
     The Company's Board of Directors currently consists of eight members and is divided into three classes. The directors in one of the three classes are elected to serve for a three-year term. At the 2004 Annual Meeting, three incumbent Class III directors will be nominated for election to serve until the year 2007 Annual Meeting of Shareholders or until their successors are elected and qualified. Two Class I and three Class II incumbent directors will not be elected this year, because their current three-year terms do not expire until 2005 or beyond.
     If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.
     If any nominee is unable or unwilling to accept nomination, the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. The management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common stock represented in person or by proxy and voting at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors.
     The Company's Bylaws provide that the Board of Directors shall consist of nine directors. Presently, there are eight directors. Management is attempting to identify a qualified candidate to fill the vacancy on the Board.
     The following table presents information regarding the name, occupation, term as a director of the Company and beneficial ownership of the Company's Common Stock for all three of the persons nominated for election to be a director at the Annual Meeting and of the other directors not standing for election at this Annual Meeting. Each director has served continuously since the date he first became a director.

    OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

                                                                                                       AMOUNT AND
                                   PRINCIPAL OCCUPATION                 FIRST        TERM              NATURE OF       PERCENT
                                  DURING PAST FIVE YEARS               BECAME A   EXPIRATION           BENEFICIAL       OF
NAME                       AGE      AND DIRECTORSHIPS                  DIRECTOR      DATE      CLASS   OWNERSHIP(1)    CLASS
-------------------------- ----- ------------------------------------ ----------- ------------ ------- --------------- ----------

NOMINEES FOR ELECTION
---------------------
T. Michael                 49    Partner T. J. O'Connor                  1992        2007        III      16,875(2)         *
    O'Connor                         Cattle Co.

Stoney M.                        Chairman of the Board
   Stubbs, Jr.             67        President and Chief                 1977        2007        III   1,776,095(3)      9.93%
                                     Executive Officer of
                                     the Company and FFE

Charles G.                 62    Executive Vice President of             1982        2007        III     794,263(5)      4.48%
    Robertson (4)                    the Company and Executive
                                     Vice President and Chief
                                     Operating Officer of FFE

CONTINUING DIRECTORS
--------------------

Jerry T. Armstrong         65    Chairman and CEO of Wind                2003        2005          I       1,607(6)         *
                                     Associates, Inc., a private
                                     investment and management
                                     company, Mr. Armstrong has
                                     held executive positions and
                                     served on the boards of a
                                     number of transportation
                                     companies and currently serves
                                     as a director of Landair
                                     Corporation.

Leroy Hallman              88    Attorney, Retired                       1975        2005          I      32,275(7)         *

Brian R. Blackmarr         62    CEO, Fusion Laboratories, Inc., a       1990        2006         II      31,875(8)         *
                                     software company, since
                                     January 2001, eBus
                                     Link, Inc., a technology
                                     consulting company, from
                                     August 1999 until January
                                     2001, and previously President
                                     B. R. Blackmarr and Associates
                                     Inc.

W. Mike Baggett            57    Chairman, President and CEO             1999        2006         II      15,421(9)         *
                                     Winstead Sechrest &
                                     Minick, P.C., a Dallas-based
                                     law firm

F. Dixon McElwee,          57    Senior Vice President of the            1999        2006         II     103,688(10)        *
    Jr. (4)                          Company and FFE since
                                     September 1999 and, prior
                                     thereto, Executive Vice
                                     President and Chief
                                     Financial Officer for
                                     Cameron-Ashley Building
                                     Products
                                                                                                       ---------        -----
All directors and executive officers, as a group (8 people)                                            2,772,099(11)    15.06%
                                                                                                       =========        =====

-----------------------------------------------------------
     * less than 1%
     (1) Except as otherwise noted, all shares are held directly, and the owner has sole voting and investment power.
     (2) Represents 16,875 shares issuable pursuant to options exercisable by Mr. O'Connor within 60 days.

     (3) Includes 526,326 shares issuable pursuant to options exercisable by Mr. Stubbs within 60 days, 207,697 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 23,626 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 769,387 shares held in family partnerships controlled by Mr. Stubbs.
     (4)  Messrs. Robertson and McElwee are also directors of FFE.
     (5) Includes 366,653 shares issuable pursuant to options exercisable by Mr. Robertson within 60 days, 138,701 shares allocated to his account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 19,058 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan, and 192,236 shares held by a family partnership controlled by Mr. Robertson.
     (6) Represents 1,607 shares issuable pursuant to options exercisable by Mr. Armstrong within 60 days.
     (7) Includes 11,250 shares issuable pursuant to options exercisable by Mr. Hallman within 60 days and 7,475 shares held by a trust of which Mr. Hallman is the Trustee.
     (8) Includes 16,875 shares issuable pursuant to options exercisable by Mr. Blackmarr within 60 days.
     (9) Includes 15,003 shares issuable pursuant to options exercisable by Mr. Baggett within 60 days.
     (10) Includes 86,725 shares issuable pursuant to options exercisable by Mr. McElwee within 60 days, 5,604 shares allocated to Mr. McElwee's account in the Frozen Food Express Industries, Inc. 401(k) Savings Plan and 11,359 shares allocated to his account in the FFE Transportation Services, Inc. 401(k) Wrap Plan.
     (11) Includes 1,041,314 shares issuable pursuant to options exercisable within 60 days, 352,002 shares allocated to the accounts of executive officers pursuant to the Frozen Food Express Industries, Inc. 401(k) Savings Plan, 54,043 shares allocated to the accounts of executive officers pursuant to the FFE Transportation Services, Inc, 401(k) Wrap Plan and 961,623 shares held by family partnerships controlled by directors and executive officers, and 7,475 shares held by a trust of which a director is Trustee.

          APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2002 INCENTIVE AND
                            NONSTATUTORY OPTION PLAN
     The Company's 2002 Incentive and Nonstatutory Option Plan (the "2002 Plan") was previously approved by the shareholders on May 8, 2002.
     The Board of Directors of the Company has approved, and proposed that the shareholders approve at the Annual Meeting, an Amendment to the 2002 Plan increasing the number of shares of Common Stock reserved for issuance from 850,000 to 1,700,000 shares.

     OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2002 INCENTIVE AND NONSTATUTORY OPTION PLAN.

GENERAL
     The objective of the 2002 Plan is to provide an incentive for key employees, including officers and directors who may be employees, and certain non-employees, of the Company or its subsidiaries to remain in the service of the Company by providing them with opportunities to acquire an economic interest in the future success and prosperity of the Company and its subsidiaries.
     There are 387,500 shares available for future grants under the 2002 Plan, which the Board believes is not sufficient to achieve the purpose of the 2002 Plan, which is to promote Company success by aligning key employee financial interest with long-term shareholder value.
     The following table summarizes options granted under the 2002 Plan to the individuals specified below in 2003 and options under the 2002 Plan held by the individuals specified below as of March 23, 2004:

                                                                NUMBER OF              NUMBER OF
                                                             OPTIONS GRANTED            OPTIONS
                          NAME AND POSITION                      IN 2003              OUTSTANDING
                          -----------------                      -------              -----------
Stoney M. (Mit) Stubbs, Jr--------------------------              90,000                90,000
     Chairman of the Board, President and Chief
     Executive Officer
Charles G. Robertson--------------------------------              65,000                65,000
     Executive Vice President
F. Dixon McElwee, Jr.-------------------------------              40,000                40,000
     Senior Vice President
Executive Officer Group-----------------------------             195,000               195,000
Non-Executive Directors Group-----------------------                -                      -
Non-Executive Officer Employee Group----------------             247,500               267,500


     On March 23, 2004, the closing sales price of the Company's Common Stock as reported by Nasdaq was $6.62.
     Options may be granted under the 2002 Plan to employees and consultants of the Company or its subsidiaries. Both incentive and nonstatutory stock options may be granted under the 2002 Plan. However, no incentive stock options may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant. The Company and its subsidiaries had approximately 2,811 employees as of December 31, 2003, three of whom are also serving as directors of the Company. Any employee-director or consultant-director is eligible to receive options under the 2002 Plan, unless such person serves on the Committee(as hereinafter defined). Actual participants in the 2002 Plan in this or next fiscal year cannot be determined precisely nor can the benefits or amounts that will be received by or allocated to any participant.

     Options granted under the 2002 Plan will be evidenced by a written option agreement, the terms and provisions of which will be determined by the Committee or by the Board of Directors at the time an option is granted. The exercise price for incentive stock options granted under the Plan and for non-statutory options intended to qualify for the performance-based compensation exception of
Section 162(m) of the Code will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time of the grant. The exercise price for nonstatutory stock options granted under the Plan and not intended to qualify for the performance-based compensation exemption of Section 162(m) of the Code will be determined by the Committee or Board of Directors at the time of the grant, but will not be less than the greater of the par value of the Common Stock ($1.50 per share) or 50% of the fair market value of a share of the Company's Common Stock at the time of the grant. The term of the options granted under the 2002 Plan will be determined by the Committee or the Board of Directors, but may not exceed ten years. In the case of incentive stock options granted to a 5% or more shareholder of the Company, such options may not have an exercise price of less than 110% of the fair market value of a share of the Company's Common Stock at the time of grant and may not have a term of more than five years. In addition, in order to comply with the performance-based compensation exception of Section 162(m) of the Code, the Plan provides that options with respect to no more than 100,000 shares may be granted to any individual option holder in any fiscal year of the Company.
     Except as may be included in a particular option agreement and then only to the extent permitted by applicable law, options granted under the 2002 Plan shall be exercisable during the option holder's lifetime only by that holder or such holder's legal guardian or legal representative and are not transferable other than by will or the laws of descent and distribution, except that the nonstatutory options may be transferable, in the discretion of the Committee, by gift or sale to certain family members or trusts or other entities for the benefit of family members of the option holder. Options will automatically terminate upon the severance of the option holder's relationship with the Company or its Subsidiaries; provided that the portion of the option that is exercisable at the time of such severance may be exercised for a period equal to the lesser of the remainder of the term of the option or (a) in the case of any employee, (i) for a period of 90 days after (A) the severance of the employment relationship or (B) the employee's retirement, or (ii) for a period of one year after the death of such employee during the employment relationship or within 90 days of such employee's retirement; or (b) in the case of a non-employee, (i) for a period of 90 days after the severance of the relationship between such non-employees and the Company, or (ii) for a period of one year after the death of such non-employee.
     The option price may be paid in cash or, at the discretion of the Committee or the Board of Directors, or if the related option agreement so provides, partially or entirely in issued and outstanding Common Stock of the Company owned by the option holder, which shall be valued at the fair market value of such Common Stock on the date the option is exercised. In addition, any resulting withholding tax may be paid with such Common Stock acquired pursuant to the exercise price of the options.

Administration
     The 2002 Plan will be administered by the Board of Directors or by a committee (the "Committee") consisting of two or more directors who are non-employee directors of the Company within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who meet the requirements of being "outside directors" within the meaning of the performance-based compensation exception of Section 162(m) of the Code. The members of the Committee are appointed by and serve at the pleasure of the Board of Directors. The Committee has full authority, subject to the provisions of the 2002 Plan, to determine the individuals to whom options are to be granted, the number of shares of Common Stock represented by each option, the time or times at which options shall be granted and exercisable, and the exercise price of the options.

Termination
     The 2002 Plan will expire by its terms in May 2012. The Board of Directors has the right to revise, amend, or terminate the 2002 Plan; provided, however, that shareholder approval is necessary to the extent required by law, regulation or rule, including those relating to incentive stock options and to securities exchanges or associations.

Accounting Treatment
     Because the 2002 Plan permits the exercise price of nonstatutory options granted under the Plan to be less than the fair market value of the Company's Common Stock on the date of grant, charges to earnings will be made at the time of the grant of any options to the extent, if any, that the fair market value of the Common Stock on the date of grant exceeds the exercise price. For options that are granted to employees with an exercise price equal to or greater than the fair market value of the Common Stock on the date of such grant, and which are not subsequently amended in certain respects constituting a substantial change or, in substance, a reissuance, no compensation expense will be recorded by the Company upon the grant or exercise of such option, unless accounting principles generally accepted in the United States at the time of an options grant require that such compensation expense be recorded.

Tax Treatment
     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.
     Under current federal tax law, upon the grant of a nonstatutory stock option, no taxable income will be realized by a participant in the 2002 Plan and the Company will not be entitled to any tax deduction. Upon exercise of a nonstatutory stock option, a participant will realize ordinary taxable income on the date of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price (the "Spread at Exercise"). The Company will be entitled to a corresponding tax deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares acquired upon exercise will equal the option price plus the amount of ordinary income upon which he or she is taxed. Upon the subsequent disposition of the shares, the optionee will realize a capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

     Upon the grant of an incentive stock option, no taxable income will be realized by a participant and the Company will not be entitled to any tax deduction. If a participant exercises the option, without having ceased to be an employee of the Company or any of its subsidiaries at any time during the period from the grant of the option until three months before its exercise, then generally, no taxable income or deduction will result at the time of the exercise of such option.
     When a participant exercises an incentive stock option, he or she will realize an item of tax preference for purposes of the alternative minimum tax provisions of the Code equal to the amount by which the fair market value of the stock purchased at the time of exercise exceeds the option price. If no "disqualifying disposition" of the stock transferred to a participant upon exercise of the option is made by the option holder (i.e., no disposition occurs within the period that ends on the later to occur of one year after such stock is so transferred and two years after the grant of the option), any profit (or loss) realized by a participant from a sale or exchange of such stock will be treated under the Code as long-term capital gain (or loss), and no tax deduction will be allowable to the Company with respect thereto. If a disqualifying disposition of such stock is made by an option holder, the disposition will result in ordinary income at the time of the disposition in the amount equal to the lesser of (1) the gain on the sale or (2) the Spread at Exercise. If the gain exceeds the Spread at Exercise, the excess is a short-term or long-term capital gain depending upon how long the shares are held prior to the sale. If the stock is sold for less than the exercise price, failure to meet the holding period requirement generally will result in a short-term or long-term capital loss, depending upon how long the shares have been held before the sale, equal to the difference between the exercise price and the sale price. Under current Internal Revenue Service guidelines, the Company is not required to withhold any Federal income tax in the event of a disqualifying disposition.

                             EXECUTIVE COMPENSATION
Summary Compensation Table:
     Set forth below is information with respect to the compensation paid by the Company for services rendered during 2003, 2002 and 2001, to each executive officer (collectively, the "Executive Officers"):

                                                                                 LONG-TERM COMPENSATION
                                                                                        AWARDS
                                                                             ------------------------------
                                                ANNUAL COMPENSATION                          SECURITIES
                                                -------------------          RESTRICTED      UNDERLYING
      NAME AND                                                                 STOCK         OPTIONS/         ALL OTHER
  PRINCIPAL POSITION             YEAR    SALARY         BONUS     TOTAL(1)   AWARDS $(2)     SARS # (3)     COMPENSATION(4)
  --------------------------     ----    ------         -----    ---------   -----------     ----------     ---------------
Stoney M. Stubbs, Jr.            2003    $317,613         -      $317,613    $  41,613         90,000       $307,435
   Chairman of the Board         2002    $317,613         -      $317,613    $  13,283        214,027       $ 22,358
   President and Chief           2001    $317,613         -      $317,613    $  25,531            --        $ 23,775
   Executive Officer
   of the Company and FFE

Charles G. Robertson             2003    $247,595         -      $247,595    $  25,591         65,000       $192,623
   Executive Vice                2002    $247,595         -      $247,595    $  16,168        147,164       $ 13,217
   President of the              2001    $247,595         -      $247,595    $  17,980            --        $ 14,517
   Company and Executive
   Vice President and
   Chief Operating
   Officer of FFE

F. Dixon McElwee, Jr.            2003    $184,263         -      $184,263    $  24,150         40,000       $  2,534
   Senior Vice President         2002    $184,263         -      $184,263    $  11,129         22,500       $  2,744
   of the Company and FFE        2001    $184,263         -      $184,263    $  13,478            --        $  4,175

---------------------------

(1) Personal benefits provided to each of the named individuals under various Company programs do not exceed the disclosure thresholds established under SEC rules and are not included in this total.
(2) Includes restricted phantom stock units awarded pursuant to the FFE Transportation Services, Inc. 2000 Executive Bonus and Phantom Stock Plan (the "Executive Plan") or in accordance with the Company's Supplemental Executive Retirement Plan (the "SERP") and Common Stock issued to a trust for the benefit of participants in the FFE Transportation Services, Inc. 401(k) Wrap Plan (the "Wrap Plan"). Phantom stock units generally will be adjusted to prevent dilution in the event of any cash and non-cash dividends, recapitalizations and similar transactions affecting the Common Stock. An officer may elect to cash out any number of the phantom stock units between December 1 and December 15 of any year. In that event an amount equal to the product of the greater of (i) the Fair Market Value of a share of Common Stock as of the last business day of the calendar year in which such election is made and (ii) the average of the Fair Market Values of a share of Common Stock as of the last business day of each calendar month of the calendar year in which such election is made multiplied by the number of units that the officer elected to cash out shall be paid to the officer. In the event of certain mergers, the sale of all or substantially all of the Company's assets and certain similar transactions (a "Reorganization") within six months after the date an officer has been paid for units and as a result of such Reorganization the holders of Common Stock receive cash for each share so held in an amount in excess of the amount paid to such officer for such units, then such excess shall be paid to the officer. The following table sets forth the total number of phantom stock units and shares of restricted Common Stock issued to a trust awarded under the Executive Plan, the SERP and the Wrap Plan for 2003, 2002 and 2001, to each Executive Officer of the Company:

                                        2003           2002            2001
                                        ----           ----            ----
                Mr. Stubbs             6,267          5,129          11,930
                Mr. Robertson          3,854          6,242           8,402
                Mr. McElwee            3,637          4,283           5,282

     During 2000, a "grantor" (or "rabbi") trust was established in connection with the Wrap Plan to hold Company assets to satisfy obligations under the Plan. As of December 31, 2003, the total number of phantom stock units and share of restricted Common Stock allocated to the accounts of Messrs. Stubbs, Robertson, and McElwee was 112,669, 74,875 and 11,359, respectively. The total value of such accounts, based upon the market price of a share of Common Stock on December 31, 2003 was $748,123, $497,169 and $75,424, respectively, for Messrs. Stubbs, Robertson, and McElwee.
(3)  Options to acquire shares of the Company's Common Stock.
(4) Amounts shown in this column include the following benefits associated with split dollar arrangements and supplemental medical:

Split Dollar Bonus and Base Salary Increase
     The Company had previously entered into Split Dollar Agreements with each of The Stubbs Irrevocable 1995 Trust and The Robertson Irrevocable 1995 Trust for the benefit of Stoney M. Stubbs, Jr. ("Stubbs") and Charles G. Robertson ("Robertson"). Under the agreements the Company agreed to pay certain premium payments under split dollar life insurance policies, and the trusts agreed to repay such premiums to the Company on the earlier of surrender or cancellation of each policy for its cash value or upon payment of death benefits. Due to changes in the law and other pertinent factors the Board terminated such obligation to pay premiums with respect to each policy and agreed to compensate Stubbs and Robertson for the loss by (i) paying cash bonuses to each of Stubbs and Robertson of $296,276 and $185,414, respectively, which amounts equal one-half of the total premiums still payable under each of their respective policies and (ii) increasing the base salary by $45,717 and $17,132 for Stubbs and Robertson, respectively, effective November 12, 2003 to offset adverse federal tax consequences resulting from their revised arrangements.

Split Dollar Life Valuation
     The value of benefits, as determined under a methodology required by the SEC, ascribed to Split Dollar life insurance policies whose premiums were paid by the Company.

Supplemental Medical Benefits
     The Company maintains an Exec-U-Care Medical Reimbursement Plan which provides additional health insurance protection for certain key employees of the Company and its subsidiaries, in addition to the group health and life insurance policies provided to all employees.

                                           SPLIT DOLLAR
                              ---------------------------------------
                                          BASE SALARY                SUPPLEMENTAL
                                 BONUS      INCREASE   VALUATIONS       MEDICAL       TOTAL
                                 -----      --------   ----------       -------       -----
Stoney M. Stubbs, Jr.     2003 $296,276    $6,506        $   120        $4,533      $307,435
                          2002    -           -          $19,172        $3,186      $ 22,358
                          2001    -           -          $19,736        $4,039      $ 23,775

Charles G. Robertson      2003 $185,414    $2,438        $    27        $4,744      $192,623
                          2002    -           -          $ 9,949        $3,268      $ 13,217
                          2001    -           -          $10,618        $3,899      $ 14,517

F. Dixon McElwee, Jr.     2003    -           -             -           $2,534      $  2,534
                          2002    -           -             -           $2,744      $  2,744
                          2001    -           -             -           $4,175      $  4,175

Option/SAR Grants in Last Fiscal Year
     Following is information concerning the grant of stock options to the Executive Officers in 2003 under the Company's option plans:

                                        INDIVIDUAL GRANTS
                                              % OF TOTAL
                             NUMBER OF       OPTIONS/SARS                                    POTENTIAL REALIZABLE VALUE AT
                            SECURITIES        GRANTED TO                                        ASSUMED ANNUAL RATES OF
                            UNDERLYING        EMPLOYEES      EXERCISE OR                       STOCK PRICE APPRECIATION
                           OPTIONS/SARS       IN FISCAL       BASE PRICE    EXPIRATION           FOR OPTION TERM (1)
                                                                                                 -------------------
NAME                        GRANTED (2)          YEAR           (#/SH)         DATE           5%                   10%
----                        -----------          ----           ------         ----       -----------         ------------
Mr. Stubbs                    90,000            24.3%           $2.40       05/14/2013    $   135,841          $   344,248
Mr. Robertson                 65,000            17.6%           $2.40       05/14/2013    $    98,108          $   248,624
Mr. McElwee                   40,000            10.8%           $2.40       05/14/2013    $    60,374          $   152,999
All Holders of
 Common Stock (3)               N/A              N/A            $2.40           N/A       $26,204,438          $66,407,190

--------------------
(1) Represents assumed rates of appreciation only. Actual gains depend on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) All options granted were granted on March 14, 2003, under the 2002 Incentive and Nonstatutory Stock Option Plan, are exercisable one year from the date of grant, are exercisable for ten years from the date of grant, and were granted with an exercise price equal to the market price of the Common Stock on the date of grant.
(3) Assumes a total of 17,361,439 shares of Common Stock outstanding with a value of $2.40 (the closing sales price of the Common Stock on March 13, 2003) per share held from March 14, 2003 until March 14, 2013.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/sar Values
     The following table provides information, with respect to each Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year ending December 31, 2003:

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF  UNEXERCISED
                                                                     UNEXERCISED               IN-THE-MONEY
                                                                     OPTIONS/SARS              OPTIONS/SARS
                                                                      AT FISCAL                 AT FISCAL
                                                                       YEAR-END                 YEAR-END
                                                                           (#)                      ($)(1)
                          SHARES ACQUIRED         VALUE              EXERCISABLE/             ($)EXERCISABLE/
NAME                      ON EXERCISE (#)        REALIZED            UNEXERCISABLE             UNEXERCISABLE
----                      ---------------        --------            -------------             -------------
Mr. Stubbs                       -             $     -             436,326/90,000           $1,827,368/$381,600
Mr. Robertson                    -             $     -             301,653/65,000           $1,262,761/$275,600
Mr. McElwee                      -             $     -              46,725/40,000           $  195,382/$169,600

-----------------
(1)    The closing price for the Company's Common Stock as reported by Nasdaq on
       December 31, 2003, was $6.64. Value is calculated on the basis of the difference between $6.64 and the option exercise price of an
       "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

Change in Control Agreements
     The Company has entered into Change in Control Agreements ("Agreements") with each Executive Officer, pursuant to which each Executive Officer is entitled to severance benefits in the event of a "change in control" of the Company during the term of his employment.
     Under the terms of the Agreements, if an Executive Officer (i) is terminated by the Company without cause during the six month period following a change in control ("Transition Period"), (ii) resigns for "good reason" (as defined in the Agreements) during the Transition Period, or (iii) resigns for any reason during the ten day period following a change in control or during the thirty day period following the Transition Period, then the Company is required to provide the Executive Officer with certain payments and benefits. Such payments and benefits include (a) payment of accrued and unpaid base salary, car allowance, plus accrued and unpaid bonus, if any, for the prior fiscal year plus a pro-rated bonus (as defined in the Agreements) for the year during which such Executive Officer's employment is terminated; (b) payment of a lump sum amount equal to the sum of 2.9 times the Executive Officer's annual pay (as defined in the Agreement); (c) payment of the unvested account balance under the Company's 401(k) Savings Plan and 401(k) Wrap Plan; (d) continued participation, at the same premium rate charged when actively employed, in the Company's employee welfare plans, until the expiration of two years following the change in control or cash equivalent; (e) vesting of all stock options on change of control; and
(f) "gross-up" payments, if applicable, in the amount necessary to satisfy any excise tax imposed on the Executive Officer by the Internal Revenue Code of 1986, as amended (the ("Code")).

Compensation Committee Interlocks and Insider Participation
     There are no compensation committee interlocks between the members of our Compensation Committee and any other entity.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     This report has been prepared by Messrs. Brian R. Blackmarr, Chairman, W. Mike Baggett and Leroy Hallman, serving as the Company's Compensation Committee during 2003. Each member is an Independent Director. We are responsible for overseeing the development and administration of all compensation policies and programs for Executive Officers of the Company.

     We seek to design compensation programs that align the interests of such officers with the Company's shareholders. We have implemented compensation programs we believe will enhance the profitability of the Company, and reward such officers for efforts to achieve enhanced profitability. We believe the compensation programs allow the Company to attract, motivate, and retain the services of its Executive Officers.
     The executive compensation package is designed to retain senior management by providing total compensation comparable to the Company's competitors. To align the interests of the Company's executives with the interests of shareholders, a substantial portion of each executive's compensation is provided through annual and long-term incentive plans. Such plans place a substantial portion of the executives' compensation packages at risk and serve as an integral component of the Company's executive compensation philosophy. We believe the executives' attentions are better balanced between achieving short-term business goals and increasing the long-term value of the Company with a "pay-at-risk" policy. The programs reward Executive Officers for successful leadership when certain levels of Company performance are achieved. The Company's Executive Officer compensation program also provides base salary, supplemental retirement benefits and other benefits, including medical and retirement plans generally available to all Company employees.
     We periodically retain the services of an outside consulting firm to review the Company's executive compensation practices. Such a review of base salary, short-term bonus and long-term incentives was completed in February of 2004. These reviews also cover retirement benefits for the Company's executive officers as measured against the competitive pay practices of a peer group of publicly-traded trucking companies. The major components of executive compensation are detailed below.

Base Salary
     As part of the review performed by outside consultants, base salary levels of the executives are reviewed to ensure comparability with other publicly-traded trucking companies. Base salary levels of executive officers have been set below the market median of the amounts paid to such peer group executives in the past. We directed our outside consultants to compare compensation practices with a peer group of twelve publicly traded companies with operations most similar to the Company's. Based on this study and our recommendations, the Board approved a 10% increase in Mr. Stubbs base salary effective January 1, 2004.

Annual Incentive/bonus Compensation
     The Company's shareholders reapproved the incentive compensation program in 1999. The program is designed to reward key employees for the Company's performance based on the achievement of performance goals established prior to the particular year. Components of annual incentive compensation include an Incentive Bonus Plan (the "Incentive Plan") covering all full-time FFE employees (including Executive Officers) and the FFE Transportation Services, Inc. 1999 Executive Bonus and Phantom Stock Plan (the "Executive Plan"), which covers only the key employees. Both plans focus on operational efficiencies. An Executive Officer's total cash compensation rises above the peer group market median as the Company's performance rises above the median performance of the Company's peer group. For 2002 and 2003, reflecting Company performance, no cash bonuses were awarded under these plans.

Other Compensation
     The Company has previously entered into Split Dollar Agreements with each of the Stubbs Irrevocable 1995 Trust and the Robertson Irrevocable 1995 Trust for the benefit of Stoney M. Stubbs, Jr. ("Stubbs") and Charles G. Robertson ("Robertson"). Under the Agreements, the Company agreed to pay certain premium payments under split dollars life insurance policies, and the Trusts agreed to repay such premiums to the Company on the earlier of surrender or cancellation of each policy for its cash value or upon payment of death benefits. Due to changes in the law and other pertinent factors, the Board terminated such obligation to pay premiums. Awards to offset adverse consequences resulting from the revised arrangement for fiscal year 2003 are disclosed in the "Summary Compensation Table".

Long-term Incentive Compensation
     The Company's long-term incentive compensation is comprised of stock options and phantom equity programs. These serve to align the interests of the executive officers and other key employees with shareholder interests by linking executive pay with shareholder return. These programs also act as a counter-balance to the short-term goals and responsibilities of the Incentive Plan and Executive Plan.
     The 2002 Incentive and Nonstatutory Option Plan, (the "2002 Plan") as approved by shareholders, provides that the exercise price for incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. We or the Board determine the exercise price of nonstatutory stock options under the 2002 Plan. The exercise price may not be less than 50% of the fair market value of a share of the Common Stock on the date of grant. Options granted under the 2002 Plan may not be outstanding for more than ten years. On May 14, 2003, Mr. Stubbs was granted an option to purchase 90,000 shares of common stock under the 2002 Plan.

Supplemental Executive Retirement and 401(k) Wrap Plans
     To provide supplemental retirement benefits to Executive Officers and other key members of management, the Company maintains the SERP and 401(k) Wrap Plans, respectively. The SERP provides benefits limited by the Code by awarding phantom stock units. The 401(k) Wrap Plan supplements the Company's 401(k) Plan by allowing benefits supplemental to those limited by the Code.
     Both the SERP and the 401(k) Wrap Plan are unfunded deferred compensation arrangements not subject to the annual reporting and disclosure requirements of the Employee Retirement Income Security Act of 1974. Awards under both the SERP and the Wrap Plan for fiscal year 2003 are disclosed in the "Summary Compensation Table".

Compensation for the Chief Executive Officer
     During 2003, Mr. Stubbs served as the Chairman of the Board, President and Chief Executive Officer of the Company. For 2003, 2002 and 2001, Mr. Stubbs' base salary was approximately $318,000. For 2003, Mr. Stubbs did not receive payments under the Company's Incentive Plan or Executive Plan. As disclosed in the "Summary Compensation Table", Mr. Stubbs received approximately $307,000 in other compensation, $296,000 of which relates to an award to offset a portion of the adverse consequences associated with the revised split-dollar life arrangement referred to above.

     We evaluate Mr. Stubbs' performance by the same criteria established for all Company executives. We made an assessment of Mr. Stubbs' contributions to enhancing the Company's performance, his individual performance, and the compensation paid to chief executive officers of the Company's peer group to determine Mr. Stubbs' total compensation.

Deductibility of Executive Compensation
     The Company has entered into Change in Control Agreements ("Agreements") with each of the Executive Officers whereby such individuals will be entitled to receive payments if they are terminated without cause or resign with good reason within specified periods following the occurrence of certain events deemed to involve a change in control of the Company. See "Change in Control Agreements". under Section 162(m) of the Code, the federal income tax deduction for certain types of compensation paid to the chief Executive Officer and up to four of the other most highly compensated Executive Officers of publicly-held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. In determining the amount of compensation paid to the chief executive officer or the four other most highly compensated executive officers, "performance-based compensation" under Section 162(m) of the Code is disregarded. Additionally, Section 280G of the Code disallows a deduction for certain compensation paid upon a change in control of the Company. We are aware of the limitations of Section 162(m) and 280G of the Code and believe that no compensation paid by the Company will exceed these limitations, except possibly a portion of the sums payable pursuant to the Agreements in the event of a change in control of the Company, if paid.
     The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

/s/Brian R. Blackmarr, Chair
/s/W. Mike Baggett
/s/Leroy Hallman

                      EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information concerning all of our equity compensation plans as of December 31, 2003. Specifically, the number of shares of common stock subject to outstanding options, warrants and rights and the exercise price thereof, as well as the number of shares of common stock available for issuance under all of our equity compensation plans.

                                                                                              Number of securities remaining
                                  Number of securities to be                                  available for future issuance
                                  issued upon exercise of      Weighted-average exercise     under equity compensation plans
                                  outstanding options,         price of outstanding          (excluding securities reflected
Plan Category                     warrants and rights          options, warrants and rights           in column (a)
----------------------------------------------------------------------------------------------------------------------------
Equity compensation
  Plans approved
  by security holders                      2,088,383                      $2.86                          415,000
Equity compensation
  plans not approved
  by security holders                        949,700                      $8.88                               -
                                           ---------                                                     -------
Total                                      3,038,083                      $4.74                          415,000
                                           =========                                                     =======

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
      A subsidiary of the Company leases certain tractors from Mr. Stubbs, Mr. Robertson, and a family partnership controlled by Mr. Stubbs. Lease terms are for two to five years and lease payments were determined by reference to amounts the subsidiary pays to unaffiliated lessors for similar equipment leased under similar terms. Because the terms of these leases with these related parties are more flexible than those governing tractors we lease from unaffiliated lessors, we pay the officers a premium over the rentals we pay to unaffiliated lessors.

     The subsidiary entered into several replacement tractor leases for sixty months during 2003. The subsidiary also extended for twenty-four months tractor leases previously scheduled to expire in 2003. The Company's Audit Committee approved the terms of these leases.
     The subsidiary also rents certain trailers from these officers, on a month-to-month basis, at rates that are generally less than market-rate monthly trailer rentals.
     The Company and the related-party lessors have agreed, should the month-to-month trailer leases be terminated within twelve months following a change in control that the Company is required to pay to the lessors a lump sum payment in cash equal to 24 times the most recent monthly rental.
     Rentals paid during 2003 by the subsidiary for tractors and trailers pursuant to the lease agreements were as follows: Mr. Stubbs and the family partnership - $1,323,000 and Mr. Robertson - $705,000. The subsidiary has an option to purchase the tractors at the end of the lease term for fair market value. During 2003, the Company purchased (for market value) tractors valued at $958,200 from Mr. Stubbs and the family partnership and $606,860 from Mr. Robertson. The Company subsequently sold these tractors to unrelated third parties and did not incur a gain or loss on such transactions. The aggregate future minimum lease payments to Mr. Stubbs and the family partnership and Mr. Robertson under the tractor leases are approximately $1,061,000 and $540,000, respectively, in 2004, $814,000 and $409,000, respectively, in 2005, $814,000 and $409,000, respectively in 2006, and $695,000 and $378,000, respectively in 2007.

                     FIVE-YEAR SHAREHOLDER RETURN COMPARISON
     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five years to the S&P 500 Index and the Media General Industry Group Index #774 - Trucking Companies (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Media General Index on December 31, 1998 and reinvestment of all dividends).



                        [SHAREHOLDER RETURN GRAPH HERE]


                                                   December 31,
                             ------------------------------------------------------
                             1998      1999      2000      2001      2002      2003
                             ----      ----      ----      ----      ----      ----
FFEX                         $100      $ 50      $ 25      $ 28      $ 33      $ 85
MG Industry Group Index       100        96       101       127       137       174
S & P 500 Index               100       121       110        97        76        97


                         INDEPENDENT PUBLIC ACCOUNTANTS
     KPMG LLP ("KPMG") served as independent public accountants for 2003. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Company intends to select its independent public accountants for 2004 after receiving the recommendation of the Audit Committee expected at the Audit Committee's May 2004 meeting.

                            AUDIT AND NON-AUDIT FEES
     The following table presents fees for the professional audit services rendered and billed by KPMG for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by KPMG during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

                                           FY 2003           FY 2002
                                           -------           -------

     Audit Fees(1)                         $119,000         $115,000
     Tax Fees(2)                             10,000            9,000
     All Other Fees (3)                     214,000                -
                                           ---------        ---------
                                           $343,000         $124,000
                                           =========        =========

(1) Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2) Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. For fiscal 2003 and fiscal 2002, these services include review of and consultation regarding the Company's federal tax returns.
(3) All Other Fees consist of aggregate fees billed by KPMG for products and services other than the services reported above.

Policy On Audit Committee Pre-approval of Audit and Non-audit Services
     For the 2003 fiscal year, the Audit Committee's policy with respect to the pre-approval of audit and non-audit services was to specifically pre-approve the terms and fees of each engagement for services to be performed by the independent accountant. The Audit Committee did not delegate its responsibility to a member of the committee or to management. In addition, none of the fees paid by the Company to the independent public accountant under the categories, Tax and All-Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established under the regulations of the Securities and Exchange Commission.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Committee charter is included within this proxy as Exhibit A and is available within the corporate governance section of the Company's Internet website at www.ffex.net. For the year ended December 31, 2003 and as of the date of the adoption of this report, the Audit Committee was comprised of four directors who met the independence and experience requirements of The Nasdaq Stock Market. Mr. Armstrong is an "audit committee financial expert" as defined by the applicable rules of the Securities and Exchange Commission.
     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent public accountants. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls and the Company's legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2003, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

     The Audit Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61, "COMMUNICATION WITH AUDIT COMMITTEES". In addition, the Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the independent public accountants.
     The Audit Committee discussed with the Company's internal auditor and independent public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent public accountants, with and without management present, to discuss the results of their examinations of the Company's internal controls, and the overall quality of financial reporting.
     Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. In reliance on the reviews and discussions with management and with the independent public accountants referred to above, and the receipt of an unqualified opinion from KPMG LLP dated February 20, 2004 regarding the audited financial statements of the Company for the year ended December 31, 2003, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

/s/Leroy Hallman, Chair
/s/Jerry T. Armstrong
/s/W. Mike Baggett
/s/T. Michael O'Connor

                                  SECTION 16(a)
                 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended, require the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Such persons are required by SEC regulations to furnish the Company with copies of such forms they file. Based entirely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company, the Company believes that, during 2003, all Section 16(a) filing requirements applicable to such persons were complied with.

                SHAREHOLDER PROPOSALS AT THE 2005 ANNUAL MEETING
     Shareholders intending to present proposals at the 2005 Annual Meeting and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14A-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the Secretary of the Company on or before December 2, 2004. For proposals that shareholders intend to present at the 2005 Annual Meeting of Shareholders outside the processes of Rule 14A-8 of the Exchange Act, unless the shareholder notifies the Secretary of the Company of such intent by February 15, 2005, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

                                             By Order of the Board of Directors


                                             /s/ Leonard W. Bartholomew

Dallas, TX                                   LEONARD W. BARTHOLOMEW
March 31, 2004                               Secretary


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2003 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO LEONARD W. BARTHOLOMEW, THE SECRETARY OF THE COMPANY, P.O. BOX 655888, DALLAS, TEXAS 75265-5888 OR BY ACCESSING THE COMPANY'S INTERNET SITE AT WWW.FFEX.NET AND CLICKING ON "SEC FILINGS" OR "2003 ANNUAL REPORT".

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.

                  AMENDED AND RESTATED AS OF FEBRUARY 18, 2004

1.       PURPOSE.
     The primary purposes of the Committee (the "Committee") are to oversee on behalf of the Board of Directors (the "Board") of Frozen Food Express Industries, Inc. (the "Company"): (1) the accounting and financial reporting processes of the Company and integrity of the Company's financial statements,
(2) the audits of the Company's financial statements and appointment, compensation, qualifications, independence and performance of the Company's independent public accountants, (3) the Company's compliance with legal and regulatory requirements, and (4) the Company's internal audit function and internal control over financial reporting.
     The Committee's function is one of oversight only and does not relieve the responsibilities of the Company's management for preparing financial statements that accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent public accountants relating to the audit or review of financial statements.

2.       COMPOSITION.
         (a) AT LEAST THREE MEMBERS. The Committee is comprised of at least three directors. The Committee will designate a Committee member as the chairperson of the Committee (the "Chair") by majority vote of the Committee membership.
         (b) INDEPENDENCE. All Committee members must be independent as determined by the Board in accordance with the Nasdaq listing standards (the "listing standards") and applicable rules of the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time.
         (c) FINANCIAL LITERACY. Each Committee member must be financially literate upon appointment to the Committee, as determined by the Board pursuant to the listing standards. At all times, there must be at least one member of the Committee who, as determined by the Board, meets the finance, accounting or comparable experience requirement of the listing standards. In addition, the Board must annually evaluate whether or not at least one member of the Committee is an audit committee financial expert as defined in the SEC rules.
         (d) APPOINTMENT. Subject to the requirements of the listing standards, the Board may appoint and remove Committee members in accordance with the Company's bylaws and on recommendation of the Nominating Committee. Committee members will serve for terms as may be fixed by the Board and in any case at the will of the Board whether or not a specific term is fixed.

3.       SELECTION AND REVIEW OF INDEPENDENT PUBLIC ACCOUNTANTS AND THEIR
         SERVICES.
         (a) OVERALL AUTHORITY. The Committee has sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent public accountants engaged by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent public accountants must report directly to the Committee. The Committee's authority includes, without limitation, resolution of disagreements between management and the independent public accountants regarding financial reporting.

         (b) TERMS OF AUDIT AND NON-AUDIT ENGAGEMENTS. The Committee has sole authority to pre-approve all audit, review, attest and permissible non-audit services to be provided to the Company or its subsidiaries by the independent public accountants. The Committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.

4. ANNUAL FINANCIAL REPORTING.
     In connection with the audit of each fiscal year's financial statements, the Committee will:
         (a) DISCUSS FINANCIAL STATEMENTS AND INTERNAL CONTROL REPORT WITH
MANAGEMENT: review and discuss with appropriate members of the Company's management the audited financial statements, related accounting and auditing principles and practices, and management's assessment of internal control over financial reporting and the related reports on internal control to be included in the Company's Annual Report on Form 10-K (as and when these reports are required under SEC rules).
         (b) CRITICAL ACCOUNTING POLICY REPORT: timely request and receive from the independent public accountants (prior to each filing of the audit report with the SEC) the report required in connection with the annual audit pursuant to applicable SEC rules concerning (1) all critical accounting policies and practices to be used; (2) all alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that have been discussed with management of the Company, including: (i) ramifications of the use of such alternative disclosures and treatments; and (ii) the treatment preferred by the independent public accountants; and (3) other material written communications between the independent public accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.
         (c) SAS 61 REVIEW: discuss with the independent public accountants the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality and acceptability of the accounting principles applied in the financial statements, (2) new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the Company, (4) issues raised by any "management" or "internal control" letter from the independent public accountants, problems or difficulties encountered in the audit and management's response, disagreements with management, or other significant aspects of the audit, and (5) any off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, that may have a material current or future effect on the financial condition or results of the Company and are required to be reported under SEC rules.
         (d) REVIEW OF MD&A: review with appropriate management and representatives of the independent public accountants the Company's intended disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's annual report on Form 10-K.

         (e) OBTAIN ISB NO. 1 DISCLOSURE: receive from the independent public accountants a formal written statement of all relationships between the independent public accountants and the Company consistent with Independence Standards Board Standard No. 1.
         (f) DIALOGUE WITH INDEPENDENT PUBLIC ACCOUNTANTS ON INDEPENDENCE: actively discuss with the Independent Public Accountants any disclosed relationships or services that may impact the objectivity or independence of the independent public accountants.
         (g) RECOMMEND FILING OF AUDITED FINANCIAL STATEMENTS: recommend whether or not the audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the SEC.

5. QUARTERLY FINANCIAL REPORTING.
     The Committee's quarterly review will normally include a review and discussion with management and the independent public accountants, as the Committee considers appropriate, of the following:
         (a) QUARTERLY REVIEW: the quarterly financial statements of the Company and the results of the independent public accountant's review of financial statements.
         (b) DISCUSSION OF SIGNIFICANT MATTERS WITH MANAGEMENT: management's analysis of significant matters that relate to (1) the quality and acceptability of the accounting principles applied in the financial statements (2) new or changed accounting policies, the effect of regulatory and accounting initiatives, and significant estimates, judgments, uncertainties or unusual transactions, (3) the selection, application and effects of critical accounting policies and estimates applied by the Company, and (4) any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the Company and are required to be reported under SEC rules.
         (c) MD&A: the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's quarterly reports on Form 10-Q.

6.       OTHER FUNCTIONS.
         (a) ANNUAL REVIEW OF THIS CHARTER. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board.
         (b) COMPLAINTS AND ANONYMOUS SUBMISSIONS. The Committee will establish and maintain procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
         (c) RELATED PARTY APPROVALS. It is the Company's policy that the Company will not enter into related party transactions defined in the listing standards unless the Committee or another independent body of the Board first reviews and approves the transactions.
         (d) COMPLIANCE. The Committee, to the extent it deems necessary or appropriate, will periodically review with management the Company's disclosure controls and procedures, internal control for financial reporting purposes, and systems and procedures to promote compliance with laws.

         (e) EARNINGS RELEASES. The Committee will discuss with management earnings press releases and other published financial information. This may be conducted generally as to types of information and presentations, and need not include advance review of each release or other information or guidance.
         (f) INTERNAL AUDITING. The Committee will monitor that the Company maintains an internal audit function (which may be outsourced to a firm other than the Company's independent public accountants). The Committee will oversee the internal auditors (or other personnel responsible for the internal audit function), who will report directly to the Committee.
         (g) INTERNAL CONTROL OVER FINANCIAL REPORTING. The Committee will periodically review and discuss, as appropriate, with the internal audit department, management and the independent public accountants: (1) the design and effectiveness of the Company's internal control over financial reporting as defined in the SEC rules, and (2) any significant deficiencies or material weaknesses in that internal control, any change that has materially affected or is reasonably likely to materially affect that internal control, and any fraud (whether or not material) that involves management or other employees who have a significant role in that internal control, that have been reported to the Committee.
         (h) REPORTS FROM LEGAL COUNSEL. The Committee will review and take appropriate action with respect to any reports to the Committee from legal counsel engaged by the Company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company, its subsidiaries or any person acting on their behalf.
         (i) OTHER REVIEWS. The Committee, as the Committee may consider appropriate, may consider and review with the full Board, Company management, internal or outside legal counsel, or the independent public accounants any other topics relating to the purpose of the Committee that may come to the Committee's attention. The Committee may perform any other activities consistent with this charter, the bylaws and applicable listing standards and laws as the Committee or the Board considers appropriate.

7.       MEETINGS, REPORTS AND RESOURCES OF THE COMMITTEE.
         (a) MEETINGS. The Committee will meet as often as it determines to be necessary to carry out its responsibilities. The Committee may act by unanimous written consent. The Committee will meet separately, periodically, with management, internal auditors (or other personnel responsible for the internal audit function), the independent public accountants and any other persons as it deems necessary.
         (b) PROCEDURES. The Committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards and SEC rules. The Chair or majority of the Committee members may call meetings of the Committee. A majority of the authorized number of the Committee members constitutes a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at a meeting at which a quorum is present will be the act of the Committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The Committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

         (c) REPORTS. The Committee will timely prepare the audit committee report required to be included in the Company's annual meeting proxy statement, and report to the Board on the other matters relating to the Committee or its purposes, as required by the listing standards or SEC rules. The Committee will also report to the Board annually the overall results of the annual review of the independent public accountants and their independence. The Committee also will report to the Board on the major items covered by the Committee at each Committee meeting, and provide additional reports to the Board as the Committee may determine to be appropriate, including review with the full Board of any issues that arise from time to time with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent public accountants or the performance of the internal audit function.
         (d) COMMITTEE ACCESS AND RESOURCES. The Committee is at all times authorized to have direct, independent and confidential access to the independent public accountants and to the Company's other directors, management and personnel to carry out the Committee's purposes. The Committee is authorized to conduct investigations, and to retain, at the expense of the Company, independent legal, accounting, or other professional advisers or consultants selected by the Committee, for any matters relating to the purposes or duties of the Committee. The Company will provide for adequate funding, as determined by the Committee, for payment of compensation to the independent auditors for their audit and audit-related, review and attest services, for payment of compensation to advisers engaged by the Committee, and for ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.
         (e) RELIANCE ON OTHERS. Nothing in this charter is intended to preclude or impair the protection provided in Article 2.41(C) of the Texas Business Corporation Act for good faith reliance by members of the Committee on reports or other information provided by others.

8.       RATIFICATION.
     This charter was originally ratified by the Board on May 10, 2000 and re-ratified by the Board on August 8, 2001 and February 18, 2004.

                   PROXY FROZEN FOOD EXPRESS INDUSTRIES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


1. ELECTION OF DIRECTORS:                          For     Withhold     For All
   Class III (three-year term):                    All       All        Except
      (1) T. Michael O'Connor                      [ ]       [ ]        [ ]
      (2) Stoney M. Stubbs, Jr.
      (3) Charles G. Robertson

_______________________________________
For all nominees except as noted above.


2. Proposal to amend the Company's 2002            For     Against     Abstain
   Incentive and Nonstatutory Option Plan.         [ ]       [ ]        [ ]


3. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW AT LEFT [ ]

                                                  Date:_________________________

                                    ____________________________________________

                                    ____________________________________________
                                            Signature of Shareholder(s)

                                    When shares are held by joint tenants, both should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer who should indicate his title. If a partnership, please sign in partnership name by authorized person. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                            YOUR VOTE IS IMPORTANT.

              PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS
                       PROXY USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 29, 2004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby (1) acknowledges receipt of the notice, dated March 31, 2004, of the Annual Meeting of Shareholders of Frozen Food Express Industries, Inc. (herein called the "Company") to be held on Thursday, April 29, 2004, at 3:30 p.m., Dallas, Texas time, at The City Club, 901 Main Street, 69th Floor, Dallas, Texas 75201, and the Proxy Statement, also dated March 31, 2004, in connection therewith (herein called the "Proxy Statement"), and (2) constitutes and appoints Stoney M. Stubbs, Jr., and F. Dixon McElwee, Jr., and each of them (if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution and revocation to each, for and in the name, place and stead of the undersigned, to vote, and act with respect to, all of the shares of capital stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at said meeting and at any adjournment thereof. The Board of Directors of the Company recommends a vote For election of its three nominees for directors and For Proposal 2 set forth on the reverse.

         THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)